Exhibit 3.5

CERTIFICATE OF FORMATION

OF

NORTHERN PLAINS NATURAL GAS COMPANY, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company formed hereby (hereinafter called the “Limited Liability Company”) is Northern Plains Natural Gas Company, LLC.

SECOND: The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Northern Plains Natural Gas Company, LLC on November 15, 2004.

/s/ William R. Cordes
William R. Cordes, Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

NORTHERN PLAINS NATURAL GAS COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “Limited Liability Company”) is Northern Plains Natural Gas Company, LLC.

2. The certificate of formation of the Limited Liability Company is hereby amended by striking out the FIRST article thereof in its entirety and by substituting in lieu of said article the following new article:

“FIRST: The name of the company is ONEOK Partners GP, L.L.C.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation of Northern Plains Natural Gas Company, LLC as of the 15th day of May, 2006.

By:	/s/ David Kyle
David Kyle, Chairman and Chief Executive Officer, Authorized Person